Exhibit 99.01

FOR IMMEDIATE RELEASE

LESLIE’S POOLMART, INC. ANNOUNCES

PRICING OF TENDER OFFER

PHOENIX, AZ. – (January 19, 2005) — Leslie’s Poolmart, Inc. (the “Company”) today announced the pricing terms of its previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation” and, together with the Tender Offer, the “Offer”) for its 10-3/8% Senior Notes due 2008 (CUSIP No. 527069AE8 and 527069AF5) (the “Notes”).

The total consideration for the Notes, which will be payable in respect of Notes accepted for payment that were validly tendered with consents and not withdrawn on or prior to 5:00 p.m., New York City time, on January 7, 2005 (the “Consent Payment Deadline”), will be $1,059.30 for each $1,000 principal amount of Notes, which includes the consent payment of $30.00 per $1,000 principal amount of Notes. Notes accepted for payment that are validly tendered subsequent to 5:00 p.m., New York City time, on January 7, 2005 but on or prior to 5:00 p.m., New York City time, on February 2, 2005 (the “Expiration Date”), will receive the tender offer consideration of $1,029.30 for each $1,000 principal amount of Notes, which is equal to the total consideration minus the consent payment of $30.00 per $1,000 principal amount of Notes.

The total consideration for the Notes was determined as of 2:00 p.m., New York City time, today and is equal to the present value on the initial payment date (which is expected to be on January 25, 2005) of $1,025.94 (i.e., the redemption price of the Notes on July 15, 2005, which is the earliest redemption date of the Notes), determined based on a fixed spread of 50 basis points over the yield today of the 1-1/8% U.S. Treasury due June 30, 2005 (the “Reference Treasury”). The Reference Treasury yield and the tender offer yield to calculate the total consideration are 2.616% and 3.116%, respectively.

The Offer is scheduled to expire at 5:00 p.m., New York City time, on February 2, 2005, unless extended or earlier terminated. The Offer remains subject to the satisfaction of certain conditions including the financing condition to consummate the Offer.

The terms and conditions of the Offer are described in the Offer to Purchase and Consent Solicitation Statement dated December 23, 2004, copies of which may be obtained from Global

Bondholder Services Corporation, the information agent for the Offer, at (866) 794-2200 (U.S. toll-free) or (212) 430-3774 (collect). Banc of America Securities LLC is acting as the exclusive dealer manager and solicitation agent in connection with the Offer. Questions regarding the Offer may be directed to Banc of America Securities LLC, High Yield Special Products, at (888) 292-0070 (U.S. toll-free) or (704) 388-9217 (collect).

This announcement is for information purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated December 23, 2004.

Company Information

Founded in 1963, Leslie’s Poolmart, Inc. is the country’s leading specialty retailer of swimming pool supplies and related products. The Company markets its products through 470 retail stores in 36 states; a nationwide mail-order catalog; and an internet E-commerce site, www.lesliespool.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future activities. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to domestic economic conditions, activities of competitors, seasonality changes in federal or state tax laws and of the administration of such laws and the general condition of the economy.

Contact:

Don Anderson

Executive Vice President, CFO and Director

1-602-366-3861

Web site: http://www.lesliespool.com